Exhibit 99.1

Presentation Materials

US Economic Environment and the Chemical Industry

Lee Mikles, CEO
FutureFuel Corporation
May 19, 2011

FutureFuel® Chemical Company
Superior chemistry. Sustainable fuels.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel's current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as "believe," "do not believe," "plan," "expect," "intend," "estimate," "anticipate," and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission, or in press releases, or in oral statements made by or with the approval of one of FutureFuel's authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in FutureFuel's Form 10-K Annual Report for the year ended December 31, 2010 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document which reflect FutureFuel's management's opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements.

All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Topics

- Economic Data and Trends
- Bio-based Economy
- Green Movement
- Thoughts on the Future


Real Gross Domestic Product, 1 Decimal (GDPC1)
Source: U.S. Department of Commerce: Bureau of Economic Analysis
(Billions of Chained 2005 Dollars)
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
1940
1950
1960
1970
1980
1990
2000
2010
2020
Shaded areas indicate US recessions.
2011 research.stlouisfed.org


Quarter-to-Quarter Growth in Real GDP
6
4
2
0
-2
-4
-6
-8
Percent
I
II
III
IV
I
II
III
IV
I
II
III
IV
I
II
III
IV
2007
2008
2009
2010
Real GDP growth is measured at seasonally adjusted annual rates.
U.S. Bureau of Economic Analysis

US Unemployment Data



10
8
6
4
01/01
01/02
01/03
01/04
01/05
01/06
01/07
01/08
01/09
01/10
01/11
Month

Strength of the Dollar


Nominal Major Currencies Dollar Index
(Mar, 1973 = 100)
150.0000
140.0000
130.0000
120.0000
110.0000
100.0000
90.0000
80.0000
70.0000
60.0000
Index Value
JAN 73
JAN 75
JAN 77
JAN 79
JAN '81
JAN '83
JAN '85
JAN '87
JAN '89
JAN '91
JAN '93
JAN '95
JAN '97
JAN '99
JAN '01
JAN '03
JAN '05
JAN '07
JAN '09
JAN '11
Month

Summary of US Economic Trends

- Economy picked up some steam in 2010 but recovery could best be described as "luke-warm"
- Governmental intervention has slowed growth
  - Uncertainty around healthcare costs for private companies
  - Uncertainty around taxes for companies and individuals
  - Effect of intervention in Gulf oil drilling
  - Intervention into automotive and financial sectors
- Overspending by government threatens recovery
- Higher prices for petroleum and significant price volatility may dampen or stop the recovery

Geographic Effects

- China and India represent significant markets based on population alone
- Initially both countries focused building capabilities to export products in order to provide jobs to their populations
- As each populace has become more affluent from the jobs created the demand for products internally has increased

Trends:

- China and India will begin to increase keeping products at home to satisfy demand leading to lower levels of exports in the long term
- Opportunities for local producers should increase in the long term

Free Trade

- With low unemployment in the western economies in the 1990's it made economic sense to "off-shore" certain jobs
- With increases in unemployment in the western economies, political and economic pressure is present to discourage or outright prevent "off-shoring"

Trends:

- Currency devaluations to improve trading positions may lead to implementation of protectionism
- REACh has already started erecting trade barriers into the EU (albeit from a regulatory perspective)
- US chemical industry has benefited significantly from free trade and implementation of trade barriers would certainly disrupt the industry

Petroleum

- Chemical industry is a petroleum based industry
- Changes in petroleum prices and availability cause significant cost changes within the industry
- There is no current economically viable substitute for petroleum
- Unrest in the Middle East will cause short term spikes in oil prices

Trends:

- Speculation, in addition to supply and demand, has become a significant factor in oil pricing
- As oil prices increase, ultimate demand decreases leading to lower economic activity

Bio-Based Economy

- At the turn of 20th century most chemical products were based on "natural products"
- Rise of petro-chemicals due primarily to superior economics allowing displacement of chemicals from bio-sources
- American consumer has consistently voted with their pocketbook -- lower cost products invariably win out on the large scale
- Bio-based products will be niche-level products until economics turn the tide for consumers
- Companies should look for economically competitive processes and technologies without counting on governmental largesse

Biofuels

- Current biofuels in US market are basically
  - Corn-based ethanol
  - Triglyceride-based biodiesel
- Other products under development are:
  - Green-diesel and green-gasoline through Fischer-Tropsch like chemistries
  - Cellulosic ethanol
  - Algae-based triglycerides
  - Biobutanol
  - Methane from biomass

Ethanol

- Corn-based ethanol -- inferior performer when compared to gasoline
- On a volume basis, corn-based ethanol probably is not sustainable because of perceptions on the effects on the food supply
- Additionally, sugar cane-based ethanol provides the best economics but is limited to tropical regions
- For ethanol to be a successful player in the US as an alternate fuel, cellulosic ethanol technology must become cost competitive

FutureFuel's Thoughts for the Future

- We think that the long term future is bright for North American specialty chemical companies who are aggressive
  - Asian companies are beginning to focus more on internal markets and economics are more in balance than last decade -- still tough competitors though
  - Green movement will eventually lead to more products from biomass as technology and economics improve -- realities of dealing with biomass will drive these plants to be "local"
  - Opportunities abound in times of market upsets
- But short term economic uncertainty may cause slow growth for the next 2 to 3 years

Questions?

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